Exhibit 10.48

CONFIDENTIALITY AND EXECUTIVE RESTRICTION AGREEMENT

This Confidentiality and Executive Restriction Agreement (“Confidentiality Agreement”) is between OceanFirst Financial Corp. and its successors and assigns, and Patrick Barrett. Capitalized terms not defined herein have the meanings set forth in the Executive Employment Agreement between the Parties dated of even date herewith.

RECITALS

Executive is employed as Executive Vice President and Chief Financial Officer for the Company. By virtue of his position with the Company, Executive has access to Confidential Information (defined below), which must remain confidential during and after his employment. Executive also has access to important customer and employee relationships that must be protected from unfair competition or misuse that might advantage others to the detriment of the Company.
With this agreement, the Company is providing Executive a Change in Control benefit to which he is not otherwise entitled. The Change in Control benefits, Executive’s continuing employment with the Company, and access to Confidential Information and relationships with Company customers and employees all serve as consideration for the obligations stated in this Confidentiality Agreement.

AGREEMENT

1.“Confidential Information” means information concerning the business, operations, strategies, financial status, products, services, customer names, customer lists and customer information of the Company, which is confidential or proprietary to the Company. Confidential Information does not include information that: (a) is or becomes generally available to the public through no fault or act of Executive in violation of this Confidentiality Agreement; (b) is or becomes available to Executive on a non-confidential basis from a source other than the Company not known to Executive to be prohibited from disclosing such information by a contractual, legal or fiduciary obligation of confidentiality; (c) is independently developed by the Executive without use of or reliance on, either directly or indirectly, Confidential Information; or (d) was known to or in the possession of Executive on a non-confidential basis prior to disclosure by the Company.
2.All Confidential Information is and shall remain the property of the Company. No license or conveyance of any right is granted or implied by the distribution of any Confidential Information to Executive. Executive agrees not to use, duplicate, or reproduce in any way any Confidential Information for Executive’s own benefit or financial gain, or for any third party’s benefit or financial gain, except in connection with rendering services to the Company. All documents (originals and copies, including electronic versions) containing Confidential Information shall be returned to the Company upon termination.
3.During, and after the termination of, his employment, Executive agrees not to disclose any of the Company’s Confidential Information to any person or entity or use such Confidential Information to his own benefit or the benefit of any person or entity other than the Company. This provision shall not prohibit disclosure of Confidential Information during Executive’s employment to an officer, employee, fiduciary or affiliate of the Company, or a Company vendor, provided a third party outside the Company (such as a vendor) has signed a similar confidentiality agreement, or such disclosure of Confidential Information is required by lawful judicial or governmental order. Executive agrees to give the Company reasonable notice in writing in advance of releasing Confidential Information pursuant to any judicial or governmental order. Executive additionally agrees to implement and maintain at all times reasonably appropriate procedures and controls to ensure at all times the security and confidentiality of all of the Company’s Confidential Information, to protect against any anticipated threats or hazards to the security or integrity of such information; and to protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to the Company or any customer of the Company. Executive agrees to notify the Company of any known security breach, any known unauthorized release of Confidential Information, or any known unauthorized attempt to access Confidential Information of which he becomes aware within a reasonable time of the occurrence of such event. Such notice will include, at a minimum, the date and time of any such event, the nature and extent of Confidential Information involved in any such event, and the corrective measures taken by Employee in response to any such event.
3A. Protected Rights. Executive understands that nothing contained in this Confidentiality Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Office of the Comptroller of the Currency, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Confidentiality Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other Company confidential information, without notice to the Company. This Confidentiality Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies

4.As a material inducement for the Company’s willingness to enter into the Confidentiality Agreement and offer the substantial benefits memorialized herein to Executive, and in order to protect the Company’s Confidential Information, which Executive acknowledges is a substantial asset of the Company, the Executive agrees that during Executive’s employment with the Company and/or a Successor Employer and for a period of twelve (12) months after the Executive’s termination of employment (the “Restricted Period”), Executive will not, directly or indirectly, on her own or on behalf of any other entity: (a) induce, or attempt to induce, any employee, executive, or independent contractor of the Company to cease such employment or relationship with the Company; (b) engage, employ, contract with, or participate in ownership with any person who was an employee, executive, or independent contractor for the Company within the six (6) months immediately prior to such engagement, employment, contract or other business relationship on behalf of any Competing Business (defined below); or (c) solicit, divert, appropriate to or accept on behalf of any Competing Business, any business or account from any customer of the Company with whom Executive has interacted as part of his duties with the Company or about whom Executive has acquired confidential information in the course of his employment, or encourage or entice any such customer to cease its business or banking relationship with the Company. “Competing Business” means any bank or thrift with an office or branch in any county where the Company has an office or branch.
5.As a material inducement for the Company’s willingness to enter into the Confidentiality Agreement and offer the substantial benefits memorialized herein to Executive, and in order to protect the Company’s Confidential Information, which Executive acknowledges is a substantial asset of the Company, Executive agrees that during Executive’s employment with the Company and/or a Successor Employer and for the Restricted Period, Executive will not, except as an employee of the Company, in any capacity for Executive or for others, directly or indirectly, in any county in New Jersey in which the Company has an office or branch as of the date of the termination of Executive’s employment (the “Market Area”): (a) compete or engage in any business, with an office or branch in the Market Area, that is the same or similar, or offers competing products and services with those offered by the Company; or (b) take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by, or be connected in any manner with any partnership, corporation or other business or entity with a branch or office in the Market Area engaging in a business the same or similar, or which offers competing products and services as those offered by the Company; notwithstanding the foregoing, Executive is permitted hereunder to own, directly or indirectly, up to three percent (3%) of the issued and outstanding securities of any publicly traded financial institution with an office or branch within the Market Area.
6.Executive acknowledges and agrees that the restrictive covenants in this Confidentiality Agreement are reasonable and necessary to protect the Company’s goodwill, confidential and proprietary information, trade secrets, business strategies, customer relationships and other legitimate business interests, that irreparable injury will result to the Company if Executive breaches or threatens to breach any terms of the Confidentiality Agreement, and that in the event Executive breaches or threatens to breach any terms of the Confidentiality Agreement, the Company will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by him of any of the terms of the Confidentiality Agreement, the Company shall be entitled to immediate temporary injunctive and other equitable relief, and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.
7.Executive agrees that a successor in interest to the Company may enforce the rights set forth in this Confidentiality Agreement following a change of control, without further express consent by Executive and that the Company may, at its option, assign its rights to any successor or assign. Any amendment to or modification of this Confidentiality Agreement, or waiver of any obligation hereunder, shall be in writing signed by the party to be bound thereby. Any waiver by the Company of a breach of any provision of this Confidentiality Agreement shall not operate or be construed as a waiver of any subsequent breach of the provision or as a waiver of a breach of any other provision of this Confidentiality Agreement.
8.This Confidentiality Agreement shall be governed by the law of the State of New Jersey. This Confidentiality Agreement sets forth the entire agreement, and supersedes any prior agreements, with regard to the subject matter hereof. Executive acknowledges that he has carefully read all of the provisions of this Confidentiality Agreement and agree that (a) the same are necessary for the reasonable and proper protection of the Company’s business, (b) every provision of this Confidentiality Agreement is reasonable with respect to its scope and duration and (c) he has received a copy of this Confidentiality Agreement and had the opportunity to review it with legal counsel, at his option. If either Party to this Confidentiality Agreement commences legal action to enforce any rights arising out of or relating to this Confidentiality Agreement, the prevailing Party in any such action shall be entitled to recover reasonable attorneys’ fees and costs, including fees and costs on appeal. The venue for any legal action shall be Toms River, New Jersey. If a court of law holds any provision of this Confidentiality Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision and (b) the legality, validity and enforceability of the remaining provisions of this Confidentiality Agreement shall not be affected.

IN WITNESS WHEREOF, the parties have executed and entered into this Confidentiality Agreement effective on March ___, 2022.

/s/ Patrick Barrett
Patrick Barrett
OCEANFIRST FINANCIAL CORP.

By: /s/ Steven J. Tsimbinos
Name: Steven J. Tsimbinos
Title: EVP, General Counsel and Corp. Secretary